Exhibit 10.39

                SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT


     This Amendment, dated as of October 30, 2002, (this "Amendment") is made by and between SPECTRUM ORGANIC PRODUCTS, INC., a California corporation (the "Borrower"), and WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender").

                                    Recitals
                                    --------

     A. The Borrower and the Lender have entered into a Credit and Security Agreement dated as of October 6, 1999 and as amended by that certain First Amendment to Credit and Security Agreement dated October 18, 2001 (the "Credit Agreement").

     B. The Borrower has requested that certain amendments be made to the Credit Agreement.

     C. The Lender is willing to amend the Credit Agreement pursuant to the terms and conditions set forth herein. The Borrower is entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of the Lender's rights or remedies as set forth in the Credit Agreement is being waived or modified by the terms of this Amendment.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

     1. Defined Terms. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

     2. Amendments to Article VI.

          (a) Reporting Requirements. Section 6.1(f) of the Credit Agreement is hereby amended and restated to read as follows:

               "(f) cash receipts journals, deposit tickets, and invoices and bills of lading that exceed amounts and on a frequency as determined by Lender."

          (b) Key Person Life Insurance. Notwithstanding anything stated to the contrary in Section 6.11 of the Credit Agreement, the Borrower is no longer required to maintain insurance upon the life of Joseph Stern. Accordingly, the Lender shall release the Assignment of Policy as Collateral Security dated as of October 5, 1999. Lender shall execute any release necessary, in form and substance satisfactory to Lender, in order to evidence the release of such assignment.

          (c) Minimum Book Net Worth. Section 6.15 of the Credit Agreement is hereby amended and restated to read as follows:

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          "The Borrower will maintain its Book Net Worth, determined as at the end of each month, at an amount not less than the amount set forth below. Any non-cash losses incurred as a result of adjustments to reflect the impairment of assets and any income recorded by Borrower from escrow proceeds of certain product lines from Borrower's Aptos-based industrial ingredients business, shall not be included in determining whether or not Borrower has met the covenant set forth in this Section 6.15.

                 At the End of:                Minimum Book Net Worth
                 --------------                ----------------------
                   August 2002                       $2,524,000
                 September 2002                      $2,683,000
                  October 2002                       $2,851,000
                  November 2002                      $2,971,000
                 December 2002,                      $3,035,000"
          And each month end thereafter

          (d) New Covenants. Section 6.16 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "6.16 New Covenants. On or before March 31, 2003, Lender shall set new covenant levels for Sections 6.13, 6.14 and
          6.15 for periods after such date. The new covenant levels will be based on the Borrower's projections for such periods received by Lender pursuant to Section 6.1(e) and shall be no less stringent than the present levels."

     3. Amendment to Article VII.

          (a) Section 7.10 is hereby amended and restated in its entirety to read as follows:

          "Section 7.10 Capital Expenditures. The Borrower will not incur or contract to incur Capital Expenditures of more than Six Hundred Thousand Dollars ($600,000) for the fiscal year ending December 31, 2002."

     4. No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

     5. Conditions Precedent. This Amendment, shall be effective when the Lender shall have received an executed original hereof in substance and form acceptable to the Lender in its sole discretion.

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     6. Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:

          (a) The Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

          (b) The execution, delivery and performance by the Borrower of this Amendment has been duly authorized by all necessary corporate action and do not
(i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or
(iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

          (c) All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

     7. References. All references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

     8. No Other Waiver. The execution of this Amendment and any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

     9. Costs and Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Credit Agreement, the Security Documents and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses and the fee required hereunder.

     10. Miscellaneous. This Amendment and the Acknowledgment and Agreement of Guarantor may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

WELLS FARGO BUSINESS CREDIT, INC.           SPECTRUM ORGANIC PRODUCTS, INC.



By:  /s/  Angelo Samperisi                     By:  /s/  Robert B. Fowles
   -------------------------------                -----------------------------
Name:     Angelo Samperisi                     Name:     Robert B. Fowles
Title:    Vice President                       Title:    Chief Financial Officer


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